Exhibit 10.30

SUNFUELS, INC.

2005 STOCK OPTION PLAN

SUNFUELS, INC. 2005 STOCK OPTION PLAN

i

SUNFUELS, INC. STOCK OPTION PLAN

(b) Awards and Certificates	9

(c) Restrictions and Conditions	9

SECTION 7. Change in Control	10

SECTION 8. Amendments and Termination	11

SECTION 9. General Provisions	11

(a) Compliance With Laws	11

(b) Company Authority; No Rights to Employment; No Rights as a Shareholder	12

(c) Repurchase Right	12

(d) Forfeiture for Competition	12

(f) Restrictions on Transfer	12

(g) Effect of Transfer/Leave of Absence	13

SECTION 10. Effective Date of Plan	13

ii

SUNFUELS, INC. 2005 STOCK OPTION PLAN

SUNFUELS, INC.

2005 STOCK OPTION PLAN

SECTION 1. General Purpose of Plan; Definitions

The name of this plan is the SunFuels, Inc. 2005 Stock Option Plan (the “Plan”). The purpose of the Plan is to provide a continuing, long-term incentive to eligible officers, employees and Consultants of SunFuels, Inc. (the “Company”) and its Subsidiaries and to members of the Company’s Board of Directors; to provide a means of rewarding outstanding performance and to enable the Company to maintain a competitive position to attract and retain key personnel necessary for continued growth and profitability.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Agreement” means an agreement by and between the Company and an optionee or participant under the Plan setting forth the terms and conditions of the Stock Option grant or other award.

(b) “Board” means the Board of Directors of the Company as it may be comprised from time to time.

(c) “Cause” means a felony conviction of an optionee or the failure of an optionee to contest prosecution for a felony, or an optionee’s willful misconduct or dishonesty, any of which, in the judgment of the Company, is harmful to the business or reputation of the Company; provided, however, that if a different definition of Cause is contained in any operative agreement of employment between the Company and an optionee or participant, such definition of Cause shall control for purposes of this Agreement.

(d) “Change of Control” means any of the following:

(i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; or

(ii) a business combination, following which shareholders of the Company do not continue to beneficially own at least 50% of the voting power of the resulting entity; or

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(iii) a liquidation, dissolution or sale of all or substantially all of the assets of the Company, and immediately thereafter, there is no substantial continuity of ownership with respect to the Company and the entity to which such assets have been transferred.

Such definition shall not include an Initial or follow-on Public Offering by the Company, or any other issuance of capital stock or securities convertible in connection with a financing transaction approved by a majority of the Board.

(e) “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

(f) “Committee” means the Committee referred to in Section 2 of the Plan. If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board, unless the Plan specifically states otherwise.

(g) “Company” means SunFuels, Inc., a corporation organized under the laws of the State of Colorado (or any successor entity).

(h) “Consultant” means any person, including an advisor, engaged by the Company or a Parent Corporation or a Subsidiary of the Company to render services, who is compensated for such services and who is not an employee of the Company or any Parent Corporation or Subsidiary of the Company. A Non-Employee Director may serve as a Consultant.

(i) “Disability” means permanent and total disability as determined by the Committee.

(j) “Fair Market Value” of Stock on any given date shall be determined by the Committee as follows: (i) if the Stock is listed for trading on one of more national securities exchanges, or is traded on the Nasdaq Stock Market, the last reported sales price on the principal exchange or the Nasdaq Stock Market on the date in question, or if such Stock shall not have been traded on such principal exchange on such date, the last reported sales price on such principal exchange or the Nasdaq Stock Market on the first day prior thereto on which such Stock was so traded; or (ii) if the Stock is not listed for trading on a national securities exchange or the Nasdaq Stock Market, but is traded in the over-the-counter market, including the Nasdaq SmallCap Market, the closing bid price for such Stock on the date in question, or if there is no closing bid price for such Stock on such date, the closing bid price on the first day prior thereto on which such price existed; or (iii) if neither (i) nor (ii) is applicable, by any means determined to be fair and reasonable by the Committee, which determination shall be final and binding on all parties.

(k) “Incentive Stock Option” means any Stock Option intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

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(l) “Non-Employee Director” means a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3) under the Securities Exchange Act of 1934.

(m) “Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

(n) “Outside Director” means a Director who: (a) is not a current employee of the Company or any member of an affiliated group which includes the Company; (b) is not a former employee of the Company who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year; (c) has not been an officer of the Company; (d) does not receive remuneration from the Company, either directly or indirectly, in any capacity other than as a director, except as otherwise permitted under Section 162(m) of the Code and regulations thereunder. For this purpose, remuneration includes any payment in exchange for goods or services. This definition shall be further governed by the provisions of Section 162(m) of the Code and regulations promulgated thereunder.

(o) “Parent Corporation” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations (other than the Company) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

(p) “Restricted Stock” means an award of shares of Stock that are subject to restrictions under Section 6 below.

(q) “Retirement” means an Optionee’s date of termination, which is designated by the Committee as a “retirement” for purposes of the Plan. If no designation is made, Retirement means retirement from active employment with the Company or any Subsidiary or Parent Corporation of the Company on or after age 65.

(r) “Stock” means the Common Stock, no par value, of the Company.

(s) “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5 below.

(t) “Subsidiary” means any corporation (other than the Company), foreign or domestic, in an unbroken chain of corporations (other than the last corporation in the unbroken chain) that owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

SUNFUELS, INC. 2005 STOCK OPTION PLAN

SECTION 2. Administration

The Plan shall be administered by the Board or by a Committee appointed by the Board consisting of at least two members of the Board of Directors, who may or may not be Non-Employee Directors and Outside Directors, who shall serve at the pleasure of the Board. Any or all of the functions of the Committee specified in the Plan may be exercised by the Board, except for Stock Options intended to comply with regulations under Section 162(m) of the Code.

Subject to the approval of the Board, the Committee shall have the power and authority to grant to eligible employees, members of the Board of Directors or Consultants, pursuant to the terms of the Plan: (i) Stock Options or (ii) Restricted Stock.

In particular, the Committee shall have the authority:

(i)	to select the officers and other employees of the Company and other eligible persons to whom Stock Options and Restricted Stock awards may from time to time be granted hereunder;

(ii)	to determine whether and to what extent Non-Qualified Stock Options and Restricted Stock awards, or a combination of the foregoing, are to be granted hereunder;

(iii)	to determine the number of shares to be covered by each such award granted hereunder;

(iv)	to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, any restriction on any Stock Option or other award and/or the shares of Stock relating thereto); and

(v)	to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant.

The Board shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any Agreements relating thereto); and to otherwise supervise the administration of the Plan. Except to the extent prohibited by applicable law or the applicable rules and regulations of a stock exchange on which the Stock is traded, or of the Securities and Exchange Commission, the Committee may delegate to executive officers of the Company the authority to exercise the powers specified in clauses (i), (ii), (iii), (iv) and (v) above with respect to persons who are not either the chief executive officer of the Company or the four highest paid officers of the Company other than the chief executive officer.

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Subject to the approval of the Board, the Committee may amend the terms of any previously granted Stock Option, prospectively or retroactively, to the extent such amendment is consistent with the terms of the Plan, but no such amendment shall impair the rights of any optionee without his or her consent, except to the extent authorized under the Plan. Subject to the approval of the Board, the Committee may also substitute new Stock Options for previously granted Stock Options, including previously granted Stock Options having higher exercise prices.

Unless provided otherwise in the Plan, all decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and all optionees.

SECTION 3. Stock Subject to Plan

(a) Shares Reserved for Issuance. The total number of shares of Stock reserved and available for distribution under the Plan shall initially be 160,000 shares, to be issued during the one-year period beginning January 1, 2005 and ending December 31, 2005. Such shares shall consist of authorized and unissued shares. The Committee may approve up to four percent (4%) of additional shares issued and outstanding once those shares have been issued.

If any shares become available as a result of canceled, unexercised, lapsed or terminated Stock Options, or if any shares subject to any Restricted Stock award granted hereunder are forfeited or terminated, such shares shall again be available for distribution in connection with future awards under the Plan. Notwithstanding the foregoing, no person shall receive grants of Stock Options under this Plan that exceed 100,000 shares during any fiscal year of the Company.

(b) Adjustments. The grant of a Stock Option or other award pursuant to the Plan shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate or transfer all or any part of its business or assets.

In the event of an increase or decrease in the number of shares of Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decrease in the number of shares of Stock effected without receipt of consideration by the Company, the number of shares of Stock reserved under Section 3 of this Plan, the number of shares of Stock covered by each outstanding Stock Option and the price per share thereof and the number of shares subject to Restricted Stock awards shall be adjusted by the Committee to reflect such change. Additional shares which may be credited pursuant to such adjustment shall be subject to the same restrictions as are applicable to the shares with respect to which the adjustment relates.

SUNFUELS, INC. 2005 STOCK OPTION PLAN

SECTION 4. Eligible Participants.

Officers, other employees of the Company and its Subsidiaries, members of the Board, and Consultants who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and its Subsidiaries are eligible to be granted Stock Options and/or Restricted Stock awards under the Plan. The optionees and participants to receive awards under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the number of shares of Stock covered by each award.

SECTION 5. Terms and Conditions of Stock Options

Each Stock Option shall be evidenced by a written Agreement, in such form as the Committee may approve from time to time, which shall be subject to the provisions of this Plan and to such other terms and conditions as the Committee may deem appropriate including, without limitation, a provision that any Stock that may be acquired by an optionee in connection with a Stock Option granted hereunder be subject to a separate buy-sell, voting, shareholders’ or other similar agreement. The Stock Options granted under the Plan shall be Non-Qualified Stock Options, which the Committee may grant to any eligible optionee(s).

Except for Stock Options intended to comply with regulations under Section 162(m) of the Code, all Stock Options granted under the Plan must be approved by the Board and shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a) Exercise Price. The exercise price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant.

(b) Option Term. The term of each Stock Option shall be fixed by the Committee. In the event that the Committee does not fix the term of a Stock Option, the term shall be ten years from the date the Stock Option is granted, subject to earlier termination as otherwise provided herein.

(c) Exercisability. Stock Options shall be exercisable in accordance with such terms and conditions and during such periods as determined by the Committee at or after grant, subject to the restrictions stated in Section 5(b) above. In the event that the Committee does not determine the time at which a Stock Option shall be exercisable, such Stock Option shall be exercisable one year after the date of grant, subject to earlier termination as otherwise provided herein. If the Committee provides, in its discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time.

SUNFUELS, INC. 2005 STOCK OPTION PLAN

(d) Method of Exercise and Payment. Stock Options may be exercised in whole or in part at any time during the option period by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by certified or bank check, or by any other form of legal consideration deemed sufficient by the Committee and consistent with the Plan’s purpose and applicable law. No shares of Stock shall be issued until full payment therefor has been made. The consideration to be paid for the Shares, including the method(s) of payment, shall be determined by the Committee (and, in the case of an incentive stock option, shall be determined at the time of grant) and may consist entirely of (i) cash (including certified check, bank draft or money order); (ii) delivery to the Company of unencumbered Shares having an aggregate Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the option is exercised; (iii) authorization of the Company to retain from the total number of Shares as to which the option is exercised that number of Shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the option is exercised; (iv) any combination of the methods of payments described above; or (v) such other consideration and method of payment for the issuance of Shares approved by the Board which are permitted under applicable law. Notwithstanding the foregoing, no person shall be permitted to pay any portion of the purchase price with Shares, or by authorizing the Company to retain Shares upon exercise of the option, if the Committee, in its sole discretion, determines that payment in such manner is undesirable. The purchase price of the Shares with respect to which an option is being exercised shall be payable in full at the time of exercise.

(e) Tax Withholding. Each optionee shall, no later than the date as of which any part of the value of an award first becomes includable as compensation in the gross income of the optionee for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company, any Parent Corporation, and any Subsidiary shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the optionee. Any such election shall be in accordance with, and subject to, applicable tax and securities laws, regulations and rulings.

(f) Non-transferability of Options. Subject to the Company’s Articles of Incorporation, as amended, and Bylaws, as amended, the Committee may, in its discretion, authorize all or a portion of any Nonqualified Stock Options to be granted to an optionee to be on terms which permit transfer by such optionee to (A) the spouse, children or grandchildren of the optionee (“Immediate Family Members”), (B) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (C) a partnership or partnerships in which such Immediate

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Family Members are the only partners, provided that (1) there may be no consideration for any such transfer, (2) the Agreement pursuant to which such options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section 5(f), and (3) subsequent transfers of transferred options shall be prohibited except those in accordance with this Section 5(f). Following transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that the term “optionee” herein shall in such event be deemed to refer to the transferee, except that the events of termination of employment of Sections 5(g), 5(h) and 5(i) hereof shall continue to be applied with respect to the original optionee, following which the options shall be exercisable by the transferee only to the extent, and for the periods specified in such Sections.

(g) Termination by Death or Disability. Unless the Agreement provides otherwise or the Committee determines otherwise, if an optionee’s employment by or relationship with the Company or any Subsidiary or Parent Corporation terminates by reason of death or Disability, any Stock Option held by such optionee may thereafter be exercised, to the extent it was exercisable at the time of death or Disability (or on such accelerated basis as the Committee shall determine at or after grant), by the optionee or the legal representative of the estate or by the legatee of the optionee under the will of the optionee, but may not be exercised after one year from the date of such death or Disability or the expiration of the stated term of the option, whichever period is shorter.

(h) Termination by Reason of Retirement. Unless the Stock Option Agreement provides otherwise or the Committee determines otherwise, if an optionee’s employment by or relationship with the Company or any Subsidiary or Parent Corporation terminates by reason of Retirement, any Stock Option held by such optionee may thereafter be exercised, to the extent it was exercisable at the time of such Retirement, but may not be exercised after one year from the date of such Retirement or the expiration of the stated term of the option, whichever period is shorter.

(i) Other Termination. Unless the Stock Option Agreement provides otherwise or the Committee determines otherwise, if an optionee’s employment by or relationship with the Company or any Subsidiary or Parent Corporation terminates for any reason other than death, Disability or Retirement, any Stock Option held by such optionee may thereafter be exercised, to the extent it was exercisable as of the effective date of such termination, for the lesser of three months from the date of such termination or the expiration of the stated term of the option, whichever period is shorter. Notwithstanding the above, in the event an optionee’s employment is terminated for Cause, all unexercised Options shall immediately terminate.

SECTION 6. Restricted Stock.

(a) Administration. Shares of Restricted Stock may be issued either alone or in addition to other awards granted under the Plan. The Committee shall determine the officers,

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employees and Consultants of the Company to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the time or times within which such awards may be subject to forfeiture, and all other conditions of the awards. The Committee may also condition the grant of Restricted Stock upon the attainment of specified performance goals. The provisions of Restricted Stock awards must be approved by the Board, but need not be the same with respect to each recipient.

(b) Awards and Certificates. The prospective recipient of an award of shares of Restricted Stock shall not have any rights with respect to such award, unless and until such recipient has executed an Agreement evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the then applicable terms and conditions.

(i) Each participant shall be issued a stock certificate in respect of shares of Restricted Stock awarded under the Plan. Such certificate shall be registered in the name of the participant, and shall bear, in addition to other applicable legends the Board deems appropriate, a legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the SunFuels, Inc. 2005 Stock Option Plan and an Agreement entered into between the registered owner and SunFuels, Inc. Copies of the Plan and Agreement are on file in the offices of SunFuels, Inc., 344 E. Foothills Parkway, Suite 3E, Ft. Collins, CO 80525, or such other location as SunFuels, Inc. may notify the registered owner.”

(ii) The Committee shall require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

(c) Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

(i) Subject to the provisions of this Plan and the award Agreement, during a period set by the Committee commencing with the date of such award (the “Restriction Period”), the participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan. Within these limits, the Committee may provide for the lapse of such restrictions in installments where deemed appropriate.

(ii) Except as provided in paragraph (c)(i) of this Section 6, the participant

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shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any cash dividends. The Committee, in its sole discretion, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional shares of Restricted Stock (to the extent shares are available under Section 3). Certificates for shares of unrestricted Stock shall be delivered to the grantee promptly after, and only after, the period of forfeiture shall have expired without forfeiture in respect of such shares of Restricted Stock.

(iii) Subject to the provisions of the award Agreement and paragraph (c)(iv) of this Section 6, upon termination of employment for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the participant.

(iv) In the event of special hardship circumstances of a participant whose employment is terminated (other than for Cause), including death, Disability or Retirement, or in the event of an unforeseeable emergency of a participant still in service, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to such participant’s shares of Restricted Stock.

SECTION 7. Change of Control.

The Committee may, in its sole and absolute discretion, at the time of grant provide for the acceleration, in whole or in part, of any Stock Option or Restricted Stock award granted under this Plan in the Agreement setting forth such an award. Any terms and conditions applicable to acceleration shall be determined on an individual basis and need not be identical for similarly situated grantees.

In addition, if there is a Change of Control, the Committee may provide for one or more of the following:

(a) the complete termination of this Plan and the cancellation of outstanding Stock Options and Restricted Stock awards not exercised or vested prior to a date specified by the Committee (which date shall give optionees and other award recipients a reasonable period of time in which to exercise their awards prior to the effectiveness of such transaction);

(b) that optionees holding outstanding Stock Options shall receive, with respect to each share of Stock subject to such award, as of the effective date of any such Change of Control, cash in an amount equal to the excess of the Fair Market Value of such Stock on the date immediately preceding the effective date of such transaction over the exercise price per share of such Stock; award participants holding Restricted Stock awards shall receive, with respect to each share of Stock subject to such award, as of the effective date of any such Change of Control,

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cash in an amount equal to the Fair Market Value of such Stock on the date immediately preceding the effective date of such transaction; all of the foregoing provided that the Committee may, in lieu of such cash payment, distribute to such optionees and other award recipients shares of Stock of the Company or securities of any entity succeeding the Company by reason of such transaction, such securities having a value equal to the cash payment herein;

(c) the continuance of the Plan with respect to the exercise of Stock Options on Restricted Stock awards which were outstanding as of the date of adoption by the Board of such plan for such Change of Control and provision to optionees and participants of the right to exercise their Stock Options and Restricted Stock awards as to an equivalent number of shares of stock of the entity succeeding the Company by reason of such Change of Control.

The Board may restrict the rights of or the applicability of this Section 7 to the extent necessary to comply with Section 16(b) of the Securities Exchange Act of 1934, the Code or any other applicable law or regulation.

SECTION 8. Amendments and Termination

Subject to the approval of the Board, the Committee may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made (a) which would impair the rights of an optionee or participant under a Stock Option, Restricted Stock or other Stock-based award previously granted, without the optionee’s consent, or (b) which, without the approval of the stockholders of the Company, would cause the Plan no longer to comply with Rule 16b-3 under the Securities Exchange Act of 1934 (if applicable) or the rules of the Nasdaq Stock Market or any stock exchange upon which the Stock is traded, or any other regulatory requirements. Adjustments made by the Committee pursuant to Section 3 (relating to adjustments of Stock) shall not be subject to the limitations of this Section 8.

SECTION 9. General Provisions

(a) Compliance With Laws. No shares of Stock will be issued pursuant to the Plan unless in compliance with applicable legal requirements, including without limitation, those relating to securities laws and stock exchange listing requirements. The Committee may require each person purchasing shares pursuant to an award under the Plan to represent to and agree with the Company in writing that the optionee is acquiring the Stock for investment purposes and without a view to distribution thereof.

All certificates for shares of Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make

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appropriate reference to such restrictions. The issuance of shares of Stock may be effected on a non-certificated basis to the extent not prohibited by applicable law or the applicable rules of any stock exchange upon which the Stock is then listed.

(b) Company Authority; No Rights to Employment. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any employee optionee or Consultant of the Company, any Parent Corporation, or any Subsidiary any right to continued employment or engagement with the Company, any Parent Corporation, or any Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company, any Parent Corporation, or any Subsidiary to terminate the employment or engagement of any of its employees or Consultants at any time.

(c) Repurchase Right. The Committee may, at the time of the grant of an award under the Plan, provide the Company with the right to repurchase shares of Stock acquired pursuant to the Plan, pursuant to which the optionee or participant shall be required to offer to the Company upon termination of employment, engagement or other relationship, for any reason, any Stock that the optionee or participant acquired under the Plan, with the price being the then Fair Market Value of the Stock or, in the case of a termination for Cause, an amount equal to the cash consideration paid for the Stock, subject to such other terms and conditions as the Committee may specify at the time of grant. Payment of the purchase price shall be evidenced by a promissory note, bearing interest from the date of purchase at a rate per annum equal to the Prime Rate published from time to time by the Wall Street Journal on the date of purchase, payable in five (5) equal annual installments of principal and interest on the anniversary date of the sale or closing of the repurchase of the Stock. In the event that substantially all of the stock or assets of the Company are sold in a single transaction or series of transactions, upon the discretion of the Board, the note shall be accelerated and due and payable on the closing of such transaction.

(d) Forfeiture for Competition. The Committee may, at the time of the grant of an award under the Plan, provide the Company with the right to repurchase, or require the forfeiture of, shares of Stock acquired pursuant to the Plan by any optionee or participant who at any time violates or breaches any applicable noncompetition agreement that such optionee has with the Company or any Subsidiary or Parent Corporation.

(e) Reserved.

(f) Restrictions on Transfer. As a further condition to the grant of any award or the issuance of Stock to participants, the participants agrees to the following:

(i) In the event the Company advises the optionee or participant that it plans an underwritten public offering of its capital stock in compliance with the Securities Act

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of 1933, as amended, and the underwriter(s) seek to impose restrictions under which certain shareholders may not sell or contract to sell or grant any option to buy or otherwise dispose of part or of any award granted to participant or any of the underlying Stock, the participant will not, for a period not to exceed one hundred and eighty (180) days from the effective date of the prospectus, sell or contract to sell or grant an option to buy or otherwise dispose of any award granted to participant pursuant to the Plan or any of the underlying shares of Stock without the prior written consent of the Board and the underwriter(s) or its representative(s).

(ii) In the event the Company makes any public offering of its securities and determines in its sole discretion that it is necessary to reduce the number of issued but unexercised stock purchase rights so as to comply with any state’s securities or Blue Sky law limitations with respect thereto, the Committee shall have the right (i) to accelerate the exercisability of any Stock Option and the date on which such Stock Option must be exercised or accelerate the vesting of any Restricted Stock, provided that the Company gives the participant prior written notice of such acceleration, and (ii) to cancel any awards or portions thereof which the participant does not exercise prior to or contemporaneously with such public offering.

The Company reserves the right to place a legend on any stock certificate issued upon the exercise of a Stock Option pursuant to the Plan to assure compliance with this Section 9 or other provisions of the Plan.

(g) Effect of Transfer/Leave of Absence. For purposes of the Plan, the following events shall not be deemed a termination of employment:

(i) a transfer of an employee from the Company to a Parent Corporation or a Subsidiary, or a transfer of an employee from a Parent Corporation or a Subsidiary to the Company or any other Parent Corporation or Subsidiary;

(ii) a leave of absence, approved in writing by the Committee, for military service or sickness, or for any other purpose approved by the Committee if the period of such leave does not exceed ninety (90) days (or such longer period as the Committee may approve, in its sole discretion); and

(iii) a leave of absence in excess of ninety (90) days, approved in writing by the Committee, but only if the employee’s right to reemployment is guaranteed either by a statute or by contract, and provided that, in the case of any leave of absence, the employee returns to work within thirty (30) days after the end of such leave.

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SECTION 10. Effective Date of Plan

The Plan shall be effective on the date it is adopted by the Board of Directors.

Adopted by the Board of Directors on January 1, 2005.